Exhibit (a)(3)



                          NOTICE OF GUARANTEED DELIVERY
                                       TO
               TENDER OF SHARES OF 8 1/2% PREFERRED STOCK, SERIES A
                                       OF
                         CONSUMERS FINANCIAL CORPORATION
                    (Not to Be Used for Signature Guarantees)

================================================================================
     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
      DAYLIGHT TIME ON FRIDAY, AUGUST 16, 2002 UNLESS THE OFFER IS EXTENDED.
================================================================================

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Offer") by Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), to purchase for cash all of its outstanding shares of 8 1/2% Preferred Stock, Series A (the "Shares"), (i) if certificates ("Share Certificates") evidencing the Shares are not immediately available or (ii) if Share Certificates and all other required documents cannot be delivered to the Company prior to the Expiration Date (as defined in section 1 of the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to StockTrans, Inc. ("StockTrans") at the address or telephone number set forth below. See "The Tender Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

================================================================================


             StockTrans, Inc. is serving as the depositary for the Offer.

                                DELIVERY INSTRUCTIONS

                              BY FACSIMILE TRANSMISSION
       BY MAIL:           (FOR ELIGIBLE INSTITUTIONS ONLY):  BY HAND/OVERNIGHT DELIVERY
    StockTrans, Inc.               (610) 649-7302               StockTrans, Inc.
44 West Lancaster Avenue         Confirm by Telephone:       44 West Lancaster Avenue
  Ardmore, PA  19003               (610) 649-7300               Ardmore, PA  19003

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     DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED  DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO STOCKTRANS.

     THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF SHARE CERTIFICATES BE ACCEPTED FROM OR ON BEHALF OF) STOCKHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES  AND  GENTLEMEN:

     The undersigned hereby tenders to Consumers Financial Corporation, a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 19, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under the section of the Offer to Purchase entitled "The Tender Offer--Procedures for Accepting the Offer and Tendering Shares."


                            PLEASE COMPLETE AND SIGN


     Number of Shares Tendered: . . . . . . . . . . . . . . . . . . . . . . .

     Certificate Numbers (If Available):. . . . . . . . . . . . . . . . . . .

     Account Number:. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     Name of Tendering Institution: . . . . . . . . . . . . . . . . . . . . .

                                    . . . . . . . . . . . . . . . . . . . . .

     Name(s) of Holder(s):. . . . . . . . . . . . . . . . . . . . . . . . . .

                          . . . . . . . . . . . . . . . . . . . . . . . . . .

     Date:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     Signature(s) of Holder(s): . . . . . . . . . . . . . . . . . . . . . . .

                                . . . . . . . . . . . . . . . . . . . . . . .

                             (PLEASE TYPE OR PRINT)

     Address: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                          (Include Zip Code)

     Area Code and Telephone Number:. . . . . . . . . . . . . . . . . . . . .

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Share Certificates exactly as their name(s) appear(s) on the Share Certificates or on a security position listing as the owner(s) of the Share Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)


     Names(s):. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     Capacity:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



     Address: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member in good standing of the Medallion Signature Guarantee Program, or another "Eligible Guarantor Institution", as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three Nasdaq Market trading days from the date of this Notice of Guaranteed Delivery, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees, and any other required documents will be deposited by the undersigned with StockTrans at the address set forth above.


     Name of Firm:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


     Address (including Zip Code):. . . . . . . . . . . . . . . . . . . . . .


     Area Code and Telephone Number:. . . . . . . . . . . . . . . . . . . . .


     Authorized Signature:. . . . . . . . . . . . . . . . . . . . . . . . . .


     Date:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .